EXHIBIT 99.1

COMPANY CONTACTS:
Diane Morefield
EVP, Chief Financial Officer
Strategic Hotels & Resorts, Inc.
(312) 658-5740

Jonathan Stanner
SVP, Capital Markets, Acquisitions & Treasurer
Strategic Hotels & Resorts, Inc.
(312) 658-5746

FOR IMMEDIATE RELEASE
WEDNESDAY, MAY 13, 2015

STRATEGIC HOTELS & RESORTS, INC. CLOSES ACQUISITION OF THE FOUR SEASONS AUSTIN HOTEL
CHICAGO – May 13, 2015 - Strategic Hotels & Resorts, Inc. (NYSE: BEE), today announced that the Company closed on the acquisition of the Four Seasons Austin hotel for $197.0 million. The 291-guestroom, AAA Four Diamond hotel is located on approximately 2.3-acres overlooking Lady Bird Lake in the midst of the Central Business District in Austin, Texas. The hotel features 28 suites, 18,000 square feet of indoor meeting space, two food and beverage outlets, and a 5,500 square foot spa.
About the Company
Strategic Hotels & Resorts, Inc. is a real estate investment trust (REIT) which owns and provides value enhancing asset management of high-end hotels and resorts in the United States and Europe. The Company currently has ownership interests in 19 properties with an aggregate of 8,616 rooms and 893,000 square feet of multi-purpose meeting and banqueting space. For a list of current properties and for further information, please visit the Company’s website at www.strategichotels.com.